HOMELAND STORES, INC.

               1996 MANAGEMENT INCENTIVE PLAN
               1995 MANAGEMENT INCENTIVE PLAN



MANAGEMENT INCENTIVE PLAN

  1)   Purpose of Plan

       Definitions

       Administration and Interpretation

       Eligible Employees

       Amount Available for Annual Performance Bonus

       Bonus Elements

       Allocation of Annual Performance Bonus

       Form and Settlement of Incentive Compensation Award

       Limitations
       Retail Management Incentive Plan

       Amendment, Suspension or Termination of the Plan
       Exhibits


          1)   PURPOSE OF THE PLAN

  The purpose of this Plan is to aid in obtaining and retaining qualified and competent management personnel and to encourage significant contributions to the success of Homeland Stores, Inc. by providing additional compensation to those individuals who contribute to the successful and profitable operation of the affairs of Homeland Stores, Inc.

          1)   DEFINITIONS

  Unless as otherwise defined elsewhere in this Plan, these terms shall have the following meanings.

                    1) Annual Performance Incentive Award (Bonus) shall mean an award of cash which is made pursuant to this Plan;

                    2) Board of Directors shall mean the duly elected and serving Board of Directors of the Company;

                    3) Committee shall mean the persons appointed to administer the Plan in accordance with Section III;

                    4)   Company shall mean Homeland Stores, Inc.;

                    5) EBITDA shall mean the consolidated net income (loss) as determined by GAAP for any period adjusted to exclude (without duplication) the following items that are included in calculating such consolidated net income:

                              (i)  consolidated interest expense;
                             (ii)  provision for income taxes;
                            (iii)  extraordinary gains or losses;
                             (iv)  depreciation and amortization;
                              (v)  any other non-cash charges;
                             (vi)  reorganization items.

                    6) Participant shall mean an employee to whom the Committee makes an award under the Plan;

                    7) Performance Period shall be any twelve consecutive month period designated by the Board of Directors. Unless otherwise so specified, such period shall commence on December 31, 1995 and expire on December 28, 1996 (fiscal 1996);

                    8)   Plan shall mean this Management Incentive Plan;

  9)   ADMINISTRATION AND INTERPRETATION

  The Plan shall be administered by a Committee which, unless otherwise determined by the Board of Directors, shall be members of the Compensation Committee of the Board of Directors who are not participants hereunder. The membership of the Committee may be reduced, changed, or increased from time to time at the absolute discretion of the Board of Directors. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the Plans administration.

  The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any officer or employee his legal representatives or assignees, any right to participate in the Plan except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

  1)   ELIGIBLE EMPLOYEES

  Employees eligible to participate in the Plan shall be management or
  executive-level employees and corporate officers.   Also included are
  other key employees recommended by senior management. Any such employee or officer may be designated a participant by the Board of Directors and those eligible to participate for any given performance year shall be as determined by such Board and set forth in Exhibit c for that performance year.

  1)   AMOUNT AVAILABLE FOR ANNUAL PERFORMANCE BONUS

  The bonus amounts to be made available to participants will be determined from time to time by the Board of Directors of the Company, and will be set
  forth in the exhibits of the Plan for each performance year.   These
  amounts will be determined and they will be:

                    1) Target Bonus Potential - This is an amount expressed as a percentage of each participants base compensation determined at the beginning of the performance year which is payable if the plan EBITDA goals as set forth in the exhibit are met.

                    2) Maximum Opportunity Bonus Potential - This is the maximum amount of bonus which will be payable to a participant and will be attained only if the EBITDA plan goals are exceeded, as set forth in the exhibit.

                    3) Threshold Bonus Potential - This is the minimum acceptable level of performance for awards to commence. The Company has to achieve a minimum EBITDA of $17.1 million before any bonus payout occurs

                    4) Newly Eligible or New Hires - Bonus paid is prorated, based on length of time in current position.

     Terminations - Not eligible to receive a bonus unless the individual was employed at the end of the year unless otherwise provided for in any severance agreement that has been approved by the Board of Directors. Final determination, as in all cases, will be made by the Committee of the Board of Directors.

  1) BONUS ELEMENTS

  The bonus structure shall be built around two separate individual elements which together will determine the ultimate bonus to be paid. They are as follows:

                    1)   CORPORATE PERFORMANCE AWARD
                         (CPA) - This bonus award will be determined based upon the achievement of specific goals by the Company. This amount will represent a fixed percentage of the total award, as defined in the exhibit and will be different by level within the organization.

                    2)   INDIVIDUAL PERFORMANCE AWARD
                         (IPA) - This bonus award will be based upon the participants performance of duties and achievement of individual goals and objectives as determined by the President. This bonus may be awarded or not awarded or awarded in any percentage as determined by the President, based upon attainment of goals as set forth below.

     The balance or weighting between each element will be determined by the Committee each year based upon recommendations made by the President. (The IPA will only be payable if the CPA is payable).

     The threshold for the plan to be activated would be at 90% of Target EBITDA ($17.1 million) net of bonus. The bonus amount for the various management category at the different level of EBITDA is described in the exhibit. At 100% attainment of goals for both corporate (EBITDA at $19.0 million) and individual, a participant will receive the full
     incentive award.   To achieve the maximum bonus, the Company must reach
     an EBITDA of $22.8 million, net of bonus.

  1)  ALLOCATION OF ANNUAL PERFORMANCE BONUS

   As soon as practical after the end of the Companys fiscal year and after audit, the Committee will assess the financial performance of the Company and specifically determine if the incentive Target EBITDA in force for the fiscal year has been met. The Committee will request of the President his assessment of individual performance levels of Plan participants and recommendation for Individual Performance Award levels.

   Based upon achievement of performance levels and individual award recommendations made by the President, the Committee will then determine the amount of each Annual Performance Bonus for each participant in accordance with the provisions of the Plan and the specifics in force for the performance period.

   The Committee shall be under no compulsion to award the full amount of the bonus pool if the corporate awards and individual awards together do not exhaust the potential bonus pool. Any bonuses available but not awarded, will cease to be bonuses and will revert to the Company. Amounts awarded are not to be considered as compensation of any employee for the purpose of calculating benefits, unless expressly provided for under the provision of a specific plan.

  1)   FORM AND SETTLEMENT OF INCENTIVE COMPENSATION AWARDS

   Awards shall be paid in cash. The Committee shall have complete and absolute authority to determine the form and settlement of each individual bonus.

   The settlement of an award to any participant for any year will be handled in the following manner except for any separate severance agreement approved by the Board.

   Cash - Cash payment will be paid as soon as possible in a lump sum at the end of the fiscal year following the Committee's decision that is made pursuant to Section IV.

   If a participant dies before the payment of a bonus and without having forfeited his right to the payment thereof pursuant to Section IX hereof, such unpaid bonus shall be paid to his estate or legal representative either as originally provided or otherwise as the Committee may determine in each individual case.




          1)    LIMITATIONS

   No participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of a bonus that
   has been made but has not been paid or distributed to him.   No
   participant shall have the right to assign, pledge or otherwise dispose of any bonus distributable to him in the future, nor shall such participant's contingent interests in such unpaid installments be subject to garnishment, transfer by operation of law or any legal process.

1)   RETAIL MANAGEMENT INCENTIVE PLAN ("Retail Plan")

   The Retail Plan as more fully described in Exhibit D is applicable for
   retail stores management (including district managers) only.   There are
   special payment terms in the Retail Plan that may be different to Section VIII above. The special terms are an added incentive for the retail management personnel.

          1)   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

   The Board of Directors of the Company may at any time amend, suspend or terminate the Plan, in whole or in part, except that no amendment, suspension or termination shall reduce any benefits payable to a participant or his estate or legal representative or shall reduce any benefits awarded to a participant prior to the date of such amendment, suspension or termination, except as provided for in Section IX.
   1996 Incentive Plan

                      RETAIL OPERATIONS
                      DISTRICT MANAGERS

ELIGIBILITY

All District Managers are eligible to participate in the plan.  The plan
will be paid semi-annually.   Each participant in the plan must be actively
employed in the position at the time of payment.  No bonus will be paid
unless the company achieves its hurdle rate of 90% of EBITDA plan.   No bonus
will be paid unless the District hits a minimum of 90% of its N.O.P. target.

INCENTIVE PLAN PAYMENT

The total maximum bonus for all District Managers will be 50% of their base pay, with the exception of the Special Incentive paid to District Managers who exceed their N.O.P. target. There will be no cap on the Special Incentive.

TRANSFERS AND NEW HIRES

District Managers will receive pro rata portion of bonus from the previous District and a pro rata portion from the new District based on the length of time in each assignment during the bonus period.

BONUS ELEMENTS

The bonus plan will be broken down into four parts, excluding the Special Incentive. Eligible participants will be paid on the following:

                    1) .7 Percent of all N.O.P. up to 50% of their eligible amount.

                    2) Up to 20% of their eligible amount for achievement of their sales target.

                    3) An additional 15% of eligible amount for attaining controllable expense targets:

                         Wages              6%
                         Supplies           2%
                         Checks             3%
                         Cash               2%
                         Inventory Turns    2%

                    1) Up to 15% of their eligible amount based on achievement of the personal objectives set by the District Manager and the Vice President of Retail Operations.

AWARD PAYMENT

The incentive bonus will be paid out semi-annually. Payment will be made as soon as practical after the close of each bonus period. Ten Percent of the bonus payment will be held back from the first semi-annual payment. The entire bonus will be paid after the close of the fiscal year.

BONUS CALCULATION (After Eligibility of 90% of N.O.P. Target)

  1)   NOP:    After eligibility participants earn .7% of N.O.P. up to 50% of bonus rate.

               90 to 94% of Sales Target .175% of N.O.P.
               95 to 99% of Sales Target .35%  of N.O.P.
               100% of Sales Target .7% of N.O.P.

  1)   SALES:  (Maximum 20% of Bonus Rate) to be paid in the following manner:

               90 to 94% of Sales Target          10%
               95 to 99% of Sales Target          15%
               100% of Sales Target               20%

  1)   CONTROLLABLES:  (Maximum 15% of Bonus Rate)

               Wages                      6%
               Supplies                   2%
               Checks                     3%
               Cash                       2%
               Inventory Turns            2%

  1) Up to 15% of their eligible amount based on achievement of the personal objectives set by the District Manager and the Vice President of Retail Operations.

*SPECIAL INCENTIVE N.O.P.

Eligible participants will receive an additional .7% of all N.O.P. over their N.O.P. target. This special incentive will have no cap on it.



                     1996 Incentive Plan

                      RETAIL OPERATIONS

ELIGIBILITY

All Store Managers, Assistant Store Managers, Pharmacy Managers and Assistant Pharmacy Managers are eligible to participate in the plan. The
plan will be paid semi-annually.   Each participant in the plan must be
actively employed in the position at the time of payment. No bonus will be paid unless the company achieves its hurdle rate of 90% of EBITDA plan. No store bonus will be paid unless store hits a minimum of 90% of its N.O.P. target.

INCENTIVE PLAN PAYMENT

The total maximum bonus for all Store Managers will be 30% of their base pay, with the exception of the Special Incentive paid to Store Managers who
exceed their N.O.P. target.   There will be no cap on the Special Incentive.
First Assistant Managers will be paid 10% of the Store Managers bonus and 5% will be paid to Second Assistants.

TRANSFERS AND NEW HIRES

Store Managers will receive pro rata portion of bonus from the previous store and a pro rata portion from the new store based on the length of time in each assignment during the bonus period. Assistant Store Managers bonus will be based on the store assigned to at the end of the bonus period. New hires or newly eligible participants will have their bonus based on length in current position.

BONUS ELEMENTS

The bonus plan will be broken down into three parts, excluding the Special Incentive. Eligible participants will be paid on the following:

                         1)   One Percent of all N.O.P.
                              up to 50% of their eligible amount.

                         2)   Up to 30% of their eligible amount for
                              achievement of their sales target.

                         3) An additional 20% of eligible amount for attaining controllable expense target:

                                   Wages                12%
                                   Supplies              2%
                                   Checks                2%
                                   Cash                  2%
                                   Inventory Turns       2%

AWARD PAYMENT

The incentive bonus will be paid out semi-annually. Payment will be made as soon as practical after the close of each bonus period. Ten Percent of the bonus payment will be held back from the first semi-annual payment. The entire bonus will be paid after the close of the fiscal year.

BONUS CALCULATION  (After Eligibility of 90% of N.O.P.
Target)

  1)   NOP:  After eligibility participants earn 1% of N.O.P.
       up to 50% of bonus rate.

               90 to 94% of Sales Target      .25% of N.O.P.
               95 to 99% of Sales Target       .5% of N.O.P.
               100% of Sales Target             1% of N.O.P.

  1) SALES: (Maximum 30% of Bonus Rate) to be paid in the following manner:

               90 to 94% of Sales Target          10%
               95 to 99% of Sales Target          20%
               100% of Sales Target               30%

  1)   CONTROLLABLES:  (Maximum 20% of Bonus Rate)

               Wages                     12%
               Supplies                   2%
               Checks                     2%
               Cash                       2%
               Inventory Turns            2%


*SPECIAL INCENTIVE N.O.P.

Eligible participants will receive an additional 1% of all N.O.P. over their N.O.P. target. This special incentive will have no cap on it.

PHARMACY INCENTIVE BONUS

                 Pharmacy  Manager  receives  .6%  of  store
                  pharmacy sales.
                Assistant Pharmacy Manager receives .45%  of
                 store pharmacy sales.

This incentive will be paid out on a quarterly basis, one quarter in arrears, and is independent of corporate EBITDA performance.